Exhibit 10.1

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of December 16, 2015, between BioAmber Inc., a Delaware corporation (“Borrower”), each Lender and Obsidian Agency Services, Inc., a California corporation, in its capacity as administrative and collateral Agent (the “Agent”) for Lenders.

WHEREAS, Borrower, Agent and Lenders executed that certain Loan and Security Agreement dated as of December 17, 2014 (the “Original Agreement”), which was amended pursuant to that certain First Amendment to Loan and Security Agreement dated as of April 24, 2015 (the “First Amendment”), which was further amended pursuant to that certain Second Amendment to Loan and Security Agreement dated July 29, 2015 (the “Second Amendment”  and together with the Original Agreement and the First Amendment, the “Loan Agreement”);

WHEREAS, on August 11, 2015, Borrower caused to be formed BioAmber USA LLC, a Delaware limited liability company (“BioAmber USA”), BioAmber USA is wholly owned by Borrower, BioAmber USA is a Domestic Subsidiary of Borrower, and BioAmber USA has not signed a Joinder;

WHEREAS, Section 6.7(a) of the Agreement contains restrictions on Borrower’s ability to make Investments into Borrower’s Domestic Subsidiaries that have not signed a Joinder;

WHEREAS, Borrower desires to make a one time, $100,000 Investment in BioAmber USA;

WHEREAS, Borrower, Agent and Lenders are willing to modify the Loan Agreement to allow Borrower the ability to make the requested investment in BioAmber USA on the terms provided in this Amendment.

WHEREAS, Borrower desires to remove the minimum Unrestricted Cash requirements contained in Section 5.11 of the Loan Agreement;

WHEREAS, Borrower desires to amend the Permitted Indebtedness covenant contained in Section 6.5 of the Loan Agreement;

WHEREAS, Borrower, Agent and Lenders are willing to modify Section 6.5 of the Loan Agreement on the terms provided in this Amendment.

NOW, THEREFORE, based on the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Borrower, Agent and Lenders hereby agree:

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1.The recitals set forth above are true and correct and are incorporated herein by reference.

2.Capitalized terms used but not defined in this Amendment shall have the meaning provided in the Loan Agreement.

3.The following definitions contained in Section 14.1 of the Loan Agreement are hereby added, or amended and restated in their entirety, as applicable, all in proper alphabetical order:

“BioAmber USA” means BioAmber USA LLC, a Delaware limited liability company formed on August 11, 2015.

“Permitted Investments” are:

(a)	Investments (including, without limitation, in Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;
(b)

Investments after the Effective Date in any Domestic Subsidiary that has signed a Joinder, Investments in BioAmber USA not to exceed the aggregate amount of $100,000, and Investments in any Foreign Subsidiary not to exceed Two Hundred Fifty Thousand Dollars ($250,000) individually and Five Hundred Thousand Dollars ($500,000) in the aggregate  in any given fiscal year;

(c)	Investments consisting of Cash and Cash Equivalents;
(d)	Investments after the Effective Date in BioAmber Sarnia not to exceed the aggregate of Twenty Five Million Dollars ($25,000,000); and
(e)

Investments after the Effective Date in BioAmber Canada not to exceed Four Million Dollars ($4,000,000), provided however, that if any such Investment is in the form of a loan or can otherwise be repaid or redeemed, such Investment shall be secured by a perfected first priority security interest in assets of BioAmber Canada where such assets equal or exceed the amount of the Investment.

4.Section 5.11 of the Loan Agreement is amended and restated as follows:

5.11.Financial Covenants.

(a)Beginning with the calendar quarter beginning January 1, 2016, and continuing each calendar quarter thereafter, unless prohibited by applicable law or the BioAmber Sarnia Financing Agreements, Borrower shall cause BioAmber Sarnia to make Cash distributions to its shareholders in accordance with the Joint Venture Agreement within thirty (30) days of the end of each month during such quarter, in an amount equal to all funds of BioAmber Sarnia less Fifteen Million Canadian Dollars (Cdn$15,000,000). Borrower shall cause BioAmber SARL to transfer all such distributions it receives to Borrower.

5.Section 6.5 of the Loan Agreement is amended and restated as follows:

6.5   Indebtedness.  Borrower shall not create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness. Borrower shall not allow BioAmber Sarnia to incur Indebtedness in excess of Seventy Two Million, Five

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Hundred Thousand Canadian Dollars (Cdn$72,500,000) less the aggregate repayments of principal on such Indebtedness.

6.A new Section 6.12 to the Loan Agreement is hereby added to follow immediately after Section 6.11 of the Loan Agreement as follows:

6.12 BioAmber USA.  Without Agent’s prior written consent, at no time shall Borrower allow BioAmber USA to own or hold property at any time with a value in excess of $100,000.

7.Except as expressly amended in Sections 3, 4, 5 and 6 hereof, the Loan Documents remain unchanged and in full force and effect according to their terms.

8.As of the date hereof, Borrower shall (i) prepay $12,479,548.42 of the outstanding Credit Extensions (the “Early Paydown Amount”), bringing the principal outstanding balance of the Term Loan to $10,000,000, and (ii) pay the sum of $514,781.37, representing one half of the End of Term Fee associated with the Early Paydown Amount.  Payment of the Prepayment Fee and the other half of the End of Term Fee associated with the Early Paydown Amount shall be deferred, interest free, until the earliest of (i) the acceleration of the outstanding Term Loan in accordance with the terms of the Loan Agreement, (ii) the voluntary prepayment of the outstanding Term Loan, (iii) the Borrower’s receipt of gross proceeds of at least $5,000,000 from the sale of its Equity Interests after the date hereof, and (iv) February 28, 2016.  The Early Paydown Amount shall be deemed to include the principal amount of the payment due on January 1, 2016, under Section 1.2(b) of the Loan Agreement, though the interest component due on January 1, 2016, shall be due and payable as required by the Loan Agreement. Beginning with the payment due on February 1, 2016, under Section 1.2(b) of the Loan Agreement, the outstanding Credit Extensions under the Term Loan shall be repaid in equal monthly installments (subject to the next sentence) so that all Credit Extensions under the Term Loan and interest accrued thereon shall be repaid on the Term Loan Maturity Date, which payments shall be due on the first Business Day of each month. If the Term Loan Interest Rate changes, the amount of the amortized payments will be recalculated so that remaining periodic payments under the Term Loan (including interest) shall be repaid in equal monthly installments from the date of such change until the Term Loan Maturity Date.

9.Borrower hereby represents and warrants to Agent and Lender as follows:

(a)Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)Other than BioAmber Canada Inc., Synoven Biopolymers Inc., BioAmber International S.à.r.l, BioAmber Sarnia Inc. and BioAmber USA LLC, Borrower has no direct or indirect Subsidiaries.  BioAmber USA is wholly owned by Borrower.

(c)The execution, delivery and performance by Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in each case other than as

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already been obtained, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the certificate of incorporation or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or the Loan Agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be currently bound or affected.

(d)After giving effect to the terms of this Amendment, no Event of Default exists under the Loan Agreement or any of the other Loan Documents, and all of Borrower’s representations and warranties contained in the Loan Documents are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

10.The execution of this Amendment and all other agreements and instruments related hereto shall not be deemed to be a waiver of any Event of Default under the Loan Documents, whether or not known to Agent or Lender and whether or not existing on the date of this Amendment.

11.Release of Agent/Lender.

a.Borrower, for itself and on behalf of its Subsidiaries, respective heirs, legal representatives and successors and assigns, as applicable, hereby releases Agent, Lender and all of their Affiliates, shareholders, partners, predecessors, employees, officers, directors, attorneys, parent corporations, subsidiaries, agents, participants, assignees, servicers and receivers (collectively, the “Released Parties”), except for claims, disputes, differences, liabilities and obligations arising under this Amendment, the Loan Agreement and the other Loan Documents after the date hereof, from any and all known and unknown claims, disputes, differences, liabilities and obligations of any and every nature whatsoever that Borrower or any of them may have or claim, as of the date hereof or as of any prior date, against any one or more of the Released Parties arising from, based upon or related to the Loan Documents, or any other agreement, understanding, action or inaction whatsoever with regard to the Loan Documents or any transaction or matter related thereto, including, without limitation, the origination and servicing of the Term Loan and the enforcement or attempted enforcement of any rights or remedies for default or asserted default under the Loan Documents (collectively, the “Released Claims”).

b.Borrower further acknowledges and agrees that the Released Claims include, among other things, all claims arising out of or with respect to any and all transactions relating to the Loan Documents based on any fact, act, inaction, or other occurrence or nonoccurrence on or prior to the date hereof, including, without limitation, any breach of fiduciary duty or duty of fair dealing, breach of confidence, breach of loan commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of any other statute, ordinance or regulation, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations or prospective business advantage, tortious interference with corporate governance, breach of contract, bad practices, unfair competition, libel, slander, conspiracy or any claim for wrongfully accelerating the Term Note or attempting to foreclose on, or obtain a receiver for, any collateral for the Term Note and all statutory claims and causes of action of every nature.

c.In connection with the release contained in this Section 11 of this Amendment (the “Release”), Borrower acknowledges that it is aware that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the Released Claims, but that it is Borrower’s intention hereby fully, finally and forever to settle and release all claims, disputes, differences, liabilities and obligations, known or unknown, suspected or unsuspected, that now exist, may exist or heretofore have existed by Borrower against any one or more of the Released Parties.  In furtherance

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of that intention, the Release contained in this Amendment shall be and remain in effect as a full and complete release notwithstanding the discovery of the existence of any such additional or different facts.

d.The Release contained in this Amendment shall be effective and irrevocable upon the execution of this Amendment by Agent, Lender and Borrower without any further documentation.

e.BORROWER AGREES AND ACKNOWLEDGES THAT THE RELEASED CLAIMS ARE NOT LIMITED TO MATTERS THAT ARE KNOWN OR DISCLOSED TO BORROWER AND THAT THE RELEASED CLAIMS INCLUDE ALL CLAIMS, DISPUTES, DIFFERENCES, LIABILITIES AND OBLIGATIONS THAT BORROWER DOES NOT KNOW OR SUSPECT TO EXIST AS OF THE DATE HEREOF. BORROWER UNDERSTANDS THAT IT IS GIVING UP ALL RIGHTS AND CLAIMS AGAINST AGENT AND LENDER AND THE OTHER RELEASED PARTIES, KNOWN OR UNKNOWN, THAT ARE IN ANY WAY RELATED TO THE COLLATERAL OR THE LOAN.

f.THE PARTIES SPECIFICALLY ALLOCATE THE RISK OF ANY MISTAKE IN ENTERING INTO THE RELEASE TO THE PARTY OR PARTIES CLAIMING TO HAVE BEEN MISTAKEN.

g.Borrower acknowledges having read and understood and hereby waives the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waives the benefits of any similar law of the state that may be applicable):

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

12.This Amendment shall become effective as of Agent’s receipt of the Early Paydown Amount, which amount is due on the date hereof.

13.The recitals set forth above are true and correct, and are incorporated by reference to this Amendment. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered (whether by facsimile, electronically or otherwise) shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.  The provisions of Sections 11 and 13 of the Original Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

LENDER:

Special Value Continuation Partners, LP

By Tennenbaum Capital Partners, LLC, its Investment Manager

By: _/s/ Phillip Tseng__________________________

Name: _Phillip Tseng __________________________

Title: _Managing Partner________________________

AGENT:

Obsidian Agency Services, Inc.

By: _/s/ Phillip Tseng__________________________

Name: _Phillip Tseng _________________________

Title: _Vice President    ________________________

BORROWER:

BioAmber Inc.

___/s/ Jean-François Huc_______________________

Name: Jean-François Huc_______________________

Title: Chief Executive Officer

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